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                               AFFILIATE AGREEMENT

         THIS AFFILIATE AGREEMENT ("Affiliate Agreement") is being executed and delivered as of October 21, 1999 by ________________ ("Shareholder") in favor of and for the benefit of WIND RIVER SYSTEMS, INC., a Delaware corporation ("Parent").

                                    RECITALS

         A. Shareholder is a shareholder of, and is an officer and/or director of, INTEGRATED SYSTEMS, INC., a California corporation (the "Company").

         B. Parent, the Company and University Acquisition Corp., a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger and Reorganization dated as of October 21, 1999 (the "Reorganization Agreement"), providing for the merger of Merger Sub into the Company (the "Merger"). The Reorganization Agreement contemplates that, upon consummation of the Merger, (i) holders of shares of the common stock of the Company will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of common stock of the Company and (ii) the Company will become a wholly owned subsidiary of Parent. It is accordingly contemplated that Shareholder will receive shares of Parent Common Stock in the Merger.

         C. Shareholder understands that the Parent Common Stock being issued in the Merger will be issued pursuant to a registration statement on Form S-4, and that Shareholder may be deemed an "affiliate" of Parent: (i) as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"); and (ii) for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests" under Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC"), and under other applicable "pooling of interests" accounting requirements.

                                    AGREEMENT

         Shareholder, intending to be legally bound, agrees as follows:

         1. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder represents and warrants to Parent as follows:

              (a) Shareholder is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of outstanding shares of common stock of the Company set forth beneath Shareholder's signature on the signature page hereof (the "Company Shares"), and Shareholder has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature. Shareholder has the sole right to vote and to dispose of the Company Shares.

              (b) Shareholder is the holder of options to purchase the number of shares of common stock of the Company set forth beneath
Shareholder's signature on the signature page hereof (the "Company Options"), and Shareholder has good and valid title to the Company

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Options, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

              (c) Shareholder does not own, of record or beneficially, directly or indirectly, any securities of the Company other than the Company Shares and the Company Options.

              (d) Shareholder has carefully read this Affiliate Agreement and, to the extent Shareholder felt necessary, has discussed with counsel the limitations imposed on Shareholder's ability to sell, transfer or otherwise dispose of the Company Shares, the Company Options, the shares of Parent Common Stock that Shareholder is to receive in the Merger (the "Parent Shares"), and the options to purchase shares of Parent Common Stock that Shareholder is to receive in respect of the Company Options in connection with the Merger. Shareholder fully understands the limitations this Affiliate Agreement places upon Shareholder's ability to sell, transfer or otherwise dispose of securities of the Company and securities of Parent.

              (e) Shareholder understands that the representations, warranties and covenants set forth in this Affiliate Agreement will be relied upon by Parent and its counsel and accountants for purposes of determining Parent's eligibility to account for the Merger as a "pooling of interests" and for purposes of determining whether Parent should proceed with the Merger.

         2.   PROHIBITIONS AGAINST TRANSFER.

              (a) Shareholder agrees that, during the period from 30 days preceding the Closing Date (as defined in the Reorganization Agreement) of the Merger through the date on which financial results covering at least 30 days of post-Merger combined operations of Parent and the Company have been published by Parent (within the meaning of the applicable "pooling of interests" accounting requirements):

                   (i) Shareholder shall not sell, transfer or otherwise dispose of, or reduce Shareholder's interest in or risk relating to,
         (A) any capital stock of the Company (including, without limitation, the Company Shares and any additional shares of capital stock of the Company acquired by Shareholder, whether upon exercise of a stock option or otherwise), except pursuant to and upon consummation of the Merger, or (B) any option or other right to purchase any shares of capital stock of the Company, except pursuant to and upon consummation of the Merger; and

                   (ii) Shareholder shall not sell, transfer or otherwise dispose of, or reduce Shareholder's interest in or risk relating to,
         (A) any shares of capital stock of Parent (including without limitation the Parent Shares and any additional shares of capital stock of Parent acquired by Shareholder, whether upon exercise of a stock option or otherwise), or (B) any option or other right to purchase any shares of capital stock of Parent.

              (b) Shareholder agrees that Shareholder shall not effect any sale, transfer or other disposition of any Parent Shares unless:


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                   (i)   such sale, transfer or other disposition is effected
         pursuant to an effective registration statement under the Securities
         Act;

                   (ii) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Securities Act, as evidenced by a broker's letter and a representation letter executed by Shareholder (satisfactory in form and content to Parent) stating that such requirements have been met;

                   (iii) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from the registration requirements of the Securities Act; or

                   (iv) an authorized representative of the SEC shall have rendered written advice to Shareholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

         3.   STOP TRANSFER INSTRUCTIONS; LEGEND.

              Shareholder acknowledges and agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Shares, and (b) each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

              "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE AND IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF OCTOBER __, 1999, BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall instruct its transfer agent to remove such legend, if Shareholder delivers to Parent (i) satisfactory written evidence that the Parent Shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, that such sale, transfer or other disposition will be exempt from the registration requirements of the Securities Act.

         4. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Shareholder set forth in this Affiliate Agreement shall be construed as independent of any other agreement or


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

arrangement between Shareholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Shareholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Shareholder.

         5. SPECIFIC PERFORMANCE. Shareholder agrees that in the event of any breach or threatened breach by Shareholder of any covenant, obligation or other provision contained in this Affiliate Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither Parent nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5, and Shareholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

         6. OTHER AGREEMENTS. Nothing in this Affiliate Agreement shall limit any of the rights or remedies of Parent under the Reorganization Agreement, or any of the rights or remedies of Parent or any of the obligations of Shareholder under any agreement between Shareholder and Parent or any certificate or instrument executed by Shareholder in favor of Parent; and nothing in the Reorganization Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of Shareholder under this Affiliate Agreement.

         7. NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Affiliate Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by courier or express delivery service or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

              IF TO PARENT:

                      Wind River Systems, Inc.
                      500 Wind River Way
                      Alameda, CA 94501
                      Attn: Richard W. Kraber

                      Fax: (510) 749-2880


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              IF TO SHAREHOLDER:

                   __________________________________

                   __________________________________

                   __________________________________

                   Attn:_____________________________

                   Fax: (___) _______________________


         8. SEVERABILITY. If any provision of this Affiliate Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Affiliate Agreement. Each provision of this Affiliate Agreement is separable from every other provision of this Affiliate Agreement, and each part of each provision of this Affiliate Agreement is separable from every other part of such provision.

         9. APPLICABLE LAW; JURISDICTION. This Affiliate Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws). In any action between any of the parties arising out of or relating to this Affiliate Agreement or any of the transactions contemplated by this Affiliate Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 7.

         10. WAIVER; TERMINATION. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Affiliate Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Affiliate Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Affiliate Agreement, or any power, right, privilege or remedy under this Affiliate Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in


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which it is given. If the Reorganization Agreement is terminated, this
Affiliate Agreement shall thereupon terminate.

         11. CAPTIONS. The captions contained in this Affiliate Agreement are for convenience of reference only, shall not be deemed to be a part of this Affiliate Agreement and shall not be referred to in connection with the construction or interpretation of this Affiliate Agreement.

         12. FURTHER ASSURANCES. Shareholder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Affiliate Agreement.

         13. ENTIRE AGREEMENT. This Affiliate Agreement, the Reorganization Agreement and any Voting Agreement or Noncompetition Agreement between Shareholder and Parent collectively set forth the entire understanding of Parent and Shareholder relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent and Shareholder relating to the subject matter hereof and thereof.

         14. NON-EXCLUSIVITY. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

         15. AMENDMENTS. This Affiliate Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Shareholder.

         16. ASSIGNMENT. This Affiliate Agreement and all obligations of Shareholder hereunder are personal to Shareholder and may not be transferred or delegated by Shareholder at any time. Parent may freely assign any or all of its rights under this Affiliate Agreement, in whole or in part, to any other person or entity without obtaining the consent or approval of Shareholder.

         17. BINDING NATURE. Subject to Section 16, this Affiliate Agreement will inure to the benefit of Parent and its successors and assigns and will be binding upon Shareholder and Shareholder's representatives, executors, administrators, estate, heirs, successors and assigns.

         18. SURVIVAL. Each of the representations, warranties, covenants and obligations contained in this Affiliate Agreement shall survive the consummation of the Merger.


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         Shareholder has executed this Affiliate Agreement on October 21, 1999.


                                          ____________________________________
                                                      (SIGNATURE)

                                          ____________________________________
                                                      (Print Name)


NUMBER OF OUTSTANDING SHARES OF
COMMON STOCK OF THE COMPANY
HELD BY SHAREHOLDER:


_________________________________


NUMBER SHARES OF COMMON STOCK OF THE COMPANY
SUBJECT TO OPTIONS HELD BY SHAREHOLDER:


_________________________________





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